[Face of Card]

P                                    [LOGO]
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                SPECIAL MEETING OF SHAREHOLDERS -- JULY 31, 1997

R   The undersigned shareholder of First Bank System, Inc. ("FBS") acknowledges receipt of the Joint Proxy Statement-Prospectus of FBS and U. S. Bancorp, an Oregon corporation ("USBC"), and the undersigned revokes all prior proxies and appoints Susan E. Lester, Lee R. Mitau and Richard A. Zona, and each of them
O individually, proxies for the undersigned to vote all shares of Common Stock of FBS that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at First Bank on Marquette Avenue, 10th Floor Auditorium, 90 South Sixth Street, Minneapolis, Minnesota at 10:00 a.m.,
X local time, on July 31, 1997 and any adjournments, postponements or reschedulings thereof, on those matters referred to in the Joint Proxy Statement-Prospectus.

Y
    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN (1), (2) AND (3) ON THE REVERSE SIDE, PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING ON BEHALF OF THE UNDERSIGNED.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                              (SEE REVERSE SIDE)

                            **********************
                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY.


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(CONTINUED FROM FACE OF CARD)

/X/  Please mark your votes as in this example.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

    1. THE MERGER. To approve and adopt the Agreement and Plan of Merger dated as of March 19, 1997 (the "Merger Agreement") by and between USBC and FBS, as described in the accompanying Joint Proxy Statement-Prospectus.

                   / / FOR      / / AGAINST      / / ABSTAIN

    2. BOARD EXPANSION. To approve an amendment to the Restated Certificate of Incorporation of FBS to increase the maximum number of FBS directors to 30 and to exempt from the 80% shareholder voting requirement any future amendment to the FBS Certificate to reduce the maximum number of FBS directors to not less than the greater of (i) the number of directors then in office and (ii) 24.

                   / / FOR      / / AGAINST      / / ABSTAIN

    3. STOCK INCENTIVE PLAN. To approve the 1997 Stock Incentive Plan, as described in the accompanying Joint Proxy Statement-Prospectus.

                   / / FOR      / / AGAINST      / / ABSTAIN
                                             Dated: _____________________ , 1997
                                             ___________________________________
                                             SIGNATURE OF SHAREHOLDER (Title, if
                                                            any)
                                             ___________________________________
                                             SIGNATURE OF SHAREHOLDER (if held
                                                          jointly)
                                             Please sign exactly as your name or
                                             names appear hereon. If shares are
                                             held jointly, each shareholder
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.
 PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                                 [Reverse of Card]

                               **********************
                                FOLD AND DETACH HERE

                               YOUR VOTE IS IMPORTANT.

                 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY.